United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2014

The Laclede Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street

St. Louis, Missouri 63101

(Address of principal executive offices, including ZIP code)

(314) 342-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01 Other Events.

On April 5, 2014, The Laclede Group, Inc. (“Laclede”) entered into a definitive agreement to acquire from Energen Corporation (“Energen”) all of the outstanding shares of stock (the “Alagasco Transaction”) of Alabama Gas Corporation (“Alagasco”). The Alagasco Transaction will be effected pursuant to a stock purchase agreement among Laclede, Energen and Alagasco (the “Acquisition Agreement”). The consideration for the Alagasco Transaction is $1.6 billion, including the assumption of approximately $250 million of long-term debt. Laclede has agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to treat the Alagasco Transaction as a deemed purchase and sale of assets for tax purposes. The consideration will be subject to customary post-closing adjustments for cash, indebtedness and working capital. Following completion of the Alagasco Transaction, Alagasco will be a wholly-owned subsidiary of Laclede.

The Alagasco Transaction is contingent upon regulatory approvals from public utility regulators in Alabama. The final approval by the Alabama regulators is anticipated before the end of the fourth quarter of fiscal year 2014.

Laclede is filing the information under this Item 8.01 solely to file the required historical financial statements of Alagasco and the unaudited pro forma combined condensed financial statements, which give pro forma effect to the Alagasco Transaction described above, and the acquisition of the assets and liabilities of Missouri Gas Energy (“MGE”) on September 1, 2013 (the “MGE Transaction”).

This Item 8.01 contains:

•	Historical financial statements of Alagasco, in accordance with Rule 3-05 of Regulation S-X, included as Exhibits 99.1 and 99.2, which are incorporated herein by reference; and

•	Pro forma financial information of Laclede, MGE and Alagasco on a combined basis in accordance with Article 11 of Regulation S-X giving effect to certain pro forma events relating to Laclede’s pending acquisition of Alagasco, included as Exhibit 99.3 hereto, which is incorporated herein by reference.

This information under this Item 8.01 and Exhibits 23.1, 99.1, 99.2 and 99.3 attached hereto are hereby incorporated by reference into Laclede’s Registration Statement on Form S-3 (Registration No. 333-190388) filed with the Securities and Exchange Commission on August 6, 2013, as it may be amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Filed herewith are the following financial statements of Alagasco:

•	Audited Financial Statements of Alagasco as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012, and 2011 attached hereto; and

•	Unaudited Condensed Financial Statements of Alagasco as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 attached hereto.

(b)	Pro Forma Financial Information.

Filed herewith is the following pro forma financial information:

•	Unaudited Pro Forma Combined Condensed Statement of Income for the six months ended March 31, 2014, Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2014, and Unaudited Pro Forma Combined Condensed Statement of Income for the year ended September 30, 2013 of Laclede.

(d)	Exhibits.

The following exhibits are filed as part of this report:

23.1 Consent of PricewaterhouseCoopers LLP

99.1	Audited Financial Statements of Alabama Gas Corporation as of December 31, 2013 and 2012 and for the years ended December 31, 2012, 2011, and 2010

99.2	Unaudited Condensed Financial Statements of Alabama Gas Corporation as of March 31, 2014 and for the three months ended March 31, 2014 and 2013

99.3	Unaudited Pro Forma Combined Condensed Statement of Income for the six months ended March 31, 2014, Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2014, and Unaudited Pro Forma Combined Condensed Statement of Income for the year ended September 30, 2013 of The Laclede Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: June 3, 2014	By:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Audited Financial Statements of Alabama Gas Corporation as of December 31, 2013 and 2012 and for the years ended December 31, 2012, 2011, and 2010

99.2	Unaudited Condensed Financial Statements of Alabama Gas Corporation as of March 31, 2014 and for the three months ended March 31, 2014 and 2013

99.3	Unaudited Pro Forma Combined Condensed Statement of Income for the six months ended March 31, 2014, Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2014, and Unaudited Pro Forma Combined Condensed Statement of Income for the for the year ended September 30, 2013 of The Laclede Group, Inc.